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                                                                  EXHIBIT 10.5.1

                         SECOND LOAN EXTENSION AGREEMENT

               This Second Loan Extension Agreement ("Agreement") is entered into on February 26, 1999 (and is effective as of January 1, 1999), between U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank") and DAW TECHNOLOGIES, INC. ("Daw").

                                    RECITALS

               A. On or about April 17, 1998, Daw and U.S. Bank entered into a loan agreement. The loan agreement was modified and amended by the terms of a modification and forbearance agreement dated September 10, 1998, and a loan extension agreement dated November ____, 1998, which operated, among other things, to extend the maturity date of the Note (as defined below) to December 31, 1998. The above-described loan agreement, as amended, is referred to herein as the "Loan Agreement."

               B. Pursuant to the terms of the Loan Agreement, U.S. Bank provides a revolving credit facility and a letter of credit facility to Daw. Capitalized terms used in this Agreement that are not defined herein shall have the meaning assigned to those terms in the Loan Agreement.

               C. Daw is obligated to U.S. Bank pursuant to a promissory note dated August 6, 1997, in the principal amount of $8,000,000 (the "Note"). As of February 11, 1999, Daw owes U.S. Bank the principal amount of $_______________ and accrued interest of $__________ pursuant to the Note.

               D. Interest continues to accrue on Daw's obligations to U.S. Bank pursuant to the Note on and after February ___, 1999. In addition, Daw is obligated to reimburse U.S. Bank (or pay directly if requested to do so by U.S.
Bank) for fees and costs incurred by U.S. Bank in connection with its banking relationship with Daw, including attorney fees.

               E. The debts and obligations of Daw to U.S. Bank pursuant to the Loan Agreement and the Note are referred to below collectively as the "Indebtedness."

               F. The Indebtedness is secured by security interests and liens in, among other things, all of Daw's existing and after-acquired accounts, chattel paper, contract rights, equipment, fixtures, general intangibles, and inventory (and the products and proceeds of all of those assets). The security agreements executed by Daw that grant the security interests and liens described in the preceding sentence are referred to below as the "Security Agreements." The personal property of Daw in which security interests and liens have been granted in favor of U.S. Bank pursuant to the Security Agreements is referred to below as the "Collateral."

               G. The Loan Agreement, the Note, the Security Agreements, and the other documents executed by Daw in favor of U.S. Bank are referred to herein as the "Loan Documents."



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               H. The credit commitment extended by U.S. Bank to Daw pursuant to the Loan Agreement has expired. U.S. Bank in its discretion has made certain advances to Daw following the expiration of the revolving credit facility governed by the Loan Agreement. Daw has asked U.S. Bank to extend the Maturity Date of the Note and the revolving credit facility extended by U.S. Bank to Daw. U.S. Bank is willing to do so, subject to the terms and conditions set forth in this Agreement.

                              TERMS AND CONDITIONS

               NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

SECTION I

                             AVAILABILITY OF CREDIT

               1.1 Acknowledgment of Amounts Owed. Daw hereby acknowledges and agrees that the amounts of principal and interest specified in Recital C with respect to the Note are payable to U.S. Bank without offset, defense, counterclaim, or claim of recoupment. In addition, Daw acknowledges its obligation to pay U.S. Bank the amounts referred to in Recital D to this Agreement.

               1.2 Extension of the Maturity Date of the Credit Facilities. U.S. Bank hereby agrees to continue to make Advances available to Daw through March 31, 1999, in accordance with the terms of the Loan Agreement (as modified hereby). In that regard, the maturity date of the Note and revolving credit facility governed by the Loan Agreement hereby is extended through March 31, 1999.

               1.3 Amendment of the Note. Contemporaneously with the execution of this Agreement, Daw shall execute and deliver to U.S. Bank a document in a form satisfactory to U.S. Bank amending the Note to reflect the revised maturity date thereof. Following the execution of this Agreement and the note amendment agreement by Daw, references in the Loan Agreement to the Note shall mean the Note as amended by the document described in the preceding sentence.

               1.4 Loan Extension Fee. Prior to or contemporaneously with the execution of this Agreement, Daw shall pay U.S. Bank a loan extension fee of $7,500.

                                   SECTION II

                         COLLATERAL FOR THE INDEBTEDNESS

               2.1 Continued Validity of the Security Agreements. Daw hereby expressly reaffirms and acknowledges the validity of the Security Agreements, the accuracy of the information contained in those documents, and its grant of security interests and liens in favor of U.S. Bank in the Collateral. Daw acknowledges and agrees that the Security Agreements, and the security interests and liens created by those agreements, secure payment of the Indebtedness. Furthermore, Daw acknowledges and agrees that the Security Agreements, and the security interests and liens created thereby, shall continue in full force and effect after the execution of this Agreement.



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               2.2 Additional Financing Statements; Other Documents. Daw hereby agrees that until the Indebtedness has been paid in full, Daw promptly shall execute and deliver to U.S. Bank all documents deemed necessary or desirable by U.S. Bank to evidence, perfect, or continue U.S. Bank's security interests or liens in the Collateral.

                                  SECTION III

                            MISCELLANEOUS PROVISIONS

               3.1 No Agreement to Lend Additional Sums. Daw acknowledges and agrees that, except as specified in the Loan Agreement (as modified and amended by this Agreement), U.S. Bank has made no commitment to extend credit or to lend funds to Daw and that U.S. Bank has no obligation to do so. Daw acknowledges and agrees that this means, among other things, that U.S. Bank is not obligated to provide Daw a domestic line of credit once contemplated by the parties hereto, or the foreign accounts receivable credit facility guaranteed by the ExIm Bank previously discussed by U.S. Bank and Daw.

               3.2 Expenses of U.S. Bank. Daw shall reimburse U.S. Bank for all expenses incurred by U.S. Bank, including, but not limited to, collateral appraisals, collateral examination and inspection costs, and the reasonable fees and expenses of legal counsel for U.S. Bank in connection with the analysis of the existing banking relationship between Daw and U.S. Bank, the preparation, negotiation, closing, administration, amendment, modification, and enforcement of this Agreement, or the agreement evidenced hereby; the preservation, protection, or disposition of the Collateral (or U.S. Bank's security interests therein); or as required by applicable law, rules, policies, and regulations. The amounts owed by Daw pursuant to the preceding sentence of this Agreement are part of the Indebtedness and shall be paid by Daw within ten days of the date U.S. Bank provides Daw with written notice requesting payment of such costs and expenses, or on March 31, 1999, whichever occurs first.

               3.3 Release of Claims. Daw hereby releases and forever discharges U.S. Bank and U.S. Bank's agents, principals, successors, assigns, employees, officers, directors, and attorneys, and each of them, of and from any and all claims, demands, damages, suits, rights, defenses, offsets, or causes of action of every kind and nature that Daw has or may have as of the date it executes this Agreement, whether known or unknown, contingent or matured, foreseen or unforeseen, asserted or unasserted, including, but not limited to, all claims for compensatory, general, special, consequential, incidental, and punitive damages, attorney fees, and equitable relief, other than U.S. Bank's obligations under this Agreement and the Loan Agreement (as modified hereby).

               3.4 Forbearance with Respect to Existing Defaults. Daw hereby acknowledges and agrees that it is in default with respect to various terms and conditions of the Loan Agreement, including the tangible net worth covenant and the debt service coverage covenant specified therein. Daw's existing defaults under the Loan Agreement are referred to in this Agreement as the "Existing Defaults." U.S. Bank hereby agrees to forbear from exercising its rights and remedies against Daw as a result of the Existing Defaults. U.S. Bank shall not be obligated to forbear with respect to any Events of Default of the types specified in paragraph 4.1 of this Agreement.



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                                   SECTION IV

                              DEFAULT AND REMEDIES

               4.1 Events of Default. The occurrence of any of the following events ("Event(s) of Default") shall constitute a default by Daw under this Agreement and the Loan Documents:

               (a) Failure to Pay. Daw fails to pay any amount owed to U.S. Bank pursuant to the Note when such amount is due and such failure shall continue for three business days following written notice from U.S. Bank;

               (b) Failure to Pay Attorney Fees and Costs. Daw fails to pay U.S. Bank's attorney fees, costs, and expenses as required by paragraph 3.2 of this Agreement and such failure shall continue for three business days following written notice from U.S. Bank;

               (c) Failure to Comply with Other Obligations. Daw fails to comply with any other covenant, agreement, term, or condition imposed upon Daw by this Agreement, the Loan Documents, or any other agreement between Daw and U.S. Bank (or among Daw, U.S. Bank, and any third party or parties) (other than those that resulted in the Existing Defaults) and does not remedy or cure such failure within ten days following written notice from U.S. Bank of such failure;

               (d) Diminution in the Value of the Collateral. A material diminution in the value of all or any material portion of the Collateral;

               (e) Incorrect or Misleading Statement. Any material statement, representation, or warranty made by Daw in this Agreement, or in any oral or written statement furnished to U.S. Bank, whether prior to, contemporaneously with, or subsequent to the delivery of this Agreement, proves to have been incorrect or misleading in any material respect when made; or

               (f) Receivership/Bankruptcy. A receiver or trustee is appointed for Daw, or for any substantial part of its assets, or any bankruptcy case is instituted by or with respect to Daw.

               4.2 Acceleration. At the option of U.S. Bank, upon the occurrence of any Event of Default, the Indebtedness immediately shall be due and payable and U.S. Bank shall have no obligation to extend any further credit to Daw.

               4.3 Remedies. Following the occurrence of an Event of Default, U.S. Bank immediately and without notice to Daw may exercise any or all of its rights and remedies under the Loan Documents and applicable law, all of which rights and remedies are cumulative.



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                                   SECTION V

                                 GENERAL TERMS

               5.1 Assignment. U.S. Bank reserves the right to transfer or assign, without notice to or consent by Daw, any or all of the powers, rights, title, and interests held by U.S. Bank under this Agreement, the Loan Documents, or any other agreements between the parties to this Agreement (or among those parties and any third party or parties). Those agreements may not be assigned by Daw by operation of law, or otherwise, without U.S. Bank's prior, written consent, and any such attempted assignment shall be void and entirely without effect.

               5.2 Captions. Any captions for the sections of this Agreement are for convenience only and do not control or affect the meaning or construction of any of the provisions of this Agreement.

               5.3 Severability. If any term, condition, or provision of this Agreement, or any other document or instrument referred to in this Agreement, is held invalid for any reason, such offending term, condition, or provision shall be stricken therefrom, and the remainder of this Agreement shall not be affected thereby.

               5.4 Amendments. The Loan Documents may be amended or modified only by a written agreement signed by an authorized representative of Daw and an authorized representative of U.S. Bank that by its terms expressly supersedes, modifies, amends, or alters those documents.

               5.5 Continued Effectiveness of the Loan Documents. The Loan Documents remain in full force and effect and are binding and enforceable in accordance with their terms (as modified hereby and by the note amendment agreement referred to in paragraph 1.3 above). Following the execution of this Agreement, references in the Loan Agreement to the "Agreement" mean the Loan Agreement, as amended hereby.

               5.6 Negotiated Agreement. This Agreement is a negotiated agreement. In the event of any ambiguity in this Agreement, such ambiguity shall not be subject to a rule of contract interpretation that would cause the ambiguity to be construed against either of the parties to this Agreement.

               5.7 Voluntary and Entire Agreement. The only consideration for the execution of this Agreement is the consideration expressly recited herein. This Agreement and the other agreements and instruments referred to in this Agreement set forth and constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement. No oral promise or agreement of any kind or nature, other than those that have been reduced to writing and set forth herein, has been made among U.S. Bank and Daw. Daw acknowledges that it has been, or has had the opportunity to be, represented by legal counsel in connection with the negotiation and execution of this Agreement and the other agreements and instruments referred to in this Agreement. Daw fully understands the meaning and intent of this Agreement and voluntarily executed this Agreement and the other agreements and instruments referred to in this Agreement.



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               5.8 Construction and Conflict with Other Agreements. In the event of any conflict between the terms of this Agreement and the terms of any other agreements or instruments referred to in this Agreement, the terms of this Agreement shall control.

               5.9 Waivers. No waiver of any provision of this Agreement, the Loan Documents, or any other agreement between the parties hereto, nor consent to any failure by Daw to comply with such provisions, shall be effective unless the same shall be in writing and signed by U.S. Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               5.10 Applicable Law. Notwithstanding anything in the Loan Documents to the contrary, the Loan Documents, this Agreement, and any other instruments or agreements required or contemplated hereunder shall be governed by, and construed under, the laws of the state of Oregon without regard to principles of conflicts of law.

               5.11 Statutory Notices. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES, AND COMMITMENTS MADE BY U.S. BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS THAT ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY U.S. BANK TO BE ENFORCEABLE. BY UTAH STATUTE (UCA 25-5-4) THE FOLLOWING DISCLOSURE IS REQUIRED: THIS AGREEMENT IS A FINAL EXPRESSION OF THE AGREEMENT BETWEEN U.S. BANK AND DAW AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT. DAW ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS AGREEMENT.

U.S. BANK NATIONAL ASSOCIATION        DAW TECHNOLOGIES, INC.




By:                                   By:
   -----------------------------          --------------------------------------
        Betty J. Kinoshita                    Ronald W. Daw
        Vice President                        President





                                      By:
                                          --------------------------------------
                                              Michael J. Schifsky
                                              Senior Vice President and Chief
                                                  Financial Officer



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